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                                                                     Exhibit 5.1



May 27, 1998





Harken Energy Corporation
5605 N. MacArthur Blvd
Suite 400
Irving, TX  75038

       Re:    Registration Statement on Form S-3

Gentlemen:

       I have acted as counsel to Harken Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of an aggregate of 5,751,073 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") to which this opinion letter is an exhibit. The Shares include 5,733,073 shares of Common Stock that are being registered pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of April 9, 1998, by and between the Company and RGC International Investors, LDC ("RGC"), which requires the registration of shares of Common Stock issuable upon exercise of the Company's Series F Convertible Preferred Stock (the "Preferred Shares") and shares of Common Stock which may be issued to RGC pursuant to options granted to RGC under the Securities Purchase Agreement (the "Option Shares").

       In reaching the opinion set forth herein, I have reviewed (a) the Registration Statement, (b) the Certificate of Incorporation of the Company, as amended, (c) the Bylaws of the Company, (d) records of proceedings of the Board of Directors and the stockholders of the Company and (e) except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that I deemed relevant.

       Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, I am of the opinion that, subject to compliance with federal and state securities laws (as to which I express no opinion), the Shares that are currently outstanding, have been duly authorized and validly issued and are fully paid and nonassessable. I am further of the opinion that the Shares, upon issuance in accordance with the terms of the Securities Purchase Agreement and the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock, and the Option Shares, upon issuance in accordance with the terms of the Securities Purchase Agreement and upon full payment for the purchase price thereof, will be duly authorized, validly issued, fully paid and nonassessable.

       The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

       a. I have assumed that (i) all signatures on all documents examined by me are genuine, (ii) all documents submitted to me as originals are accurate and complete, (iii) all documents submitted to me as copies are true and correct copies of the originals thereof, (iv) all information submitted to me is accurate and complete as of the date hereof, (v) all persons executing and delivering documents reviewed by me were competent to execute and to deliver such documents and (vi) that


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Harken Energy Corporation
May 27, 1998
Page 2

              all persons signing, in a representative capacity, documents reviewed by me had authority to sign in such capacity.

       b. I have assumed that there are no agreements, indentures, mortgages, deeds of trust or instruments that affect the ability of the Company to issue the Shares.

       The opinions expressed above are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. You should be aware that I am not admitted to the practice of law in the State of Delaware and my opinion herein as to the General Corporation Law of the State of Delaware is based solely upon the unofficial compilation thereof contained in Prentice Hall Information Services Corporation Statutes.

       This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

       I disclaim any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.



                                              Very truly yours,



                                              /s/ Gregory S. Porter
                                              Gregory S. Porter, Esq.